UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2005

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

(Address of principal executive offices and Zip Code)

514.865.9978

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to Texola Energy Corporation.

Entry into Share Purchase Agreement

On November 16, 2005, we entered into a Share Purchase Agreement among our company, Raymond Li, Simon Au, and Patrick Fung. Pursuant to the terms of the share purchase agreement, we agreed to sell all of the issued and outstanding shares in the capital of Audiyo, Inc., our wholly-owned operating subsidiary, to Mr. Li, Mr. Au and Mr. Fung in exchange for the: (i) the return and cancellation of all shares of our company held by such individuals; and (ii) the waiver and forgiveness of any outstanding amounts owned by our company to the three individuals.

On November 16, 2005, our board of directors, with Raymond Li and Patrick Fung abstaining, approved the sale of the Audiyo shares in accordance with the provisions of the share purchase agreement. The sale of the Audiyo shares was subject to our company obtaining shareholder approval from a majority of votes entitled to be voted in favor of the sale by written consent or at a duly called meeting of our shareholders and further subject to the closing of the share purchase agreement and the satisfaction of the conditions set out therein.

Our company obtained shareholder approval for the sale of the Audiyo shares by written consent in accordance with the Private Corporations Code of the State of Nevada on November 16, 2005, from shareholders holding 67% of the shares of our company. As required by Regulation 14C of the Securities Exchange Act of 1934, as amended, our company filed a preliminary information statement with the Securities and Exchange Commission on November 16, 2005. Upon the expiration of the ten day period required by Regulation 14C, and provided that the Securities and Exchange Commission does not comment on the preliminary information statement during the ten day period, our company intends to file a definitive information statement with the Securities and Exchange Commission and mail such statement to our shareholders of record determined by our board of directors to be November 16, 2005. Pursuant to Regulation 14C, our company is not permitted to close the share purchase agreement until the expiration of at least 20 days from the date that our company files the definitive information statement. The closing of the share purchase agreement, therefore, will not occur until at least 20 days after we file the definitive information statement with the Securities and Exchange Commission and deliver the information statement to our shareholders of record.

Our company sold the Audiyo shares to Raymond Li and Patrick Fung, current affiliates of our company, and to Simon Au, a former director of our company. Raymond Li is currently a director of our company and the beneficial owner of 40,500,000, or approximately 45%, of the shares of our company. Patrick Fung is currently a director of our company and the beneficial owner of 20,000,000, or approximately 22%, of the shares of our company. Simon Au was a director of our company until his resignation on May 2, 2005. Mr. Au does not currently hold any shares in our company.

The share purchase agreement is attached to this current report on Form 8-K as exhibit 99.1 and the disclosure herein is qualified in its entirety by the full text of the agreement.

Entry into Assignment Agreement

On November 18, 2005, our company entered into and closed an assignment agreement with Heartland Oil and Gas Corp. Pursuant to the terms of the assignment agreement, our company acquired all right, title, obligation and interest in 23 oil and gas leases covering approximately 5,609 net acres in the State of Kansas from Heartland Oil and Gas. In consideration for the assignment of the oil and gas leases, our company paid US$25,200 to Heartland Oil and Gas.

The assignment agreement is attached to this current report on Form 8-K as exhibit 99.2 and the disclosure herein is qualified in its entirety by the full text of the agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 18, 2005, our company closed the assignment agreement dated November 18, 2005 with Heartland Oil and Gas, which agreement is described under Item 1.01 hereof.

Item 3.02 Unregistered Sales of Equity Securities

Effective November 21, 2005, we granted stock options under our 2005 Stock Option Plan to two directors and one consultant to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $0.50 per share, exercisable until November 21, 2010. We issued the stock options to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of November 21, 2005, Y.R. (Joe) Boury was appointed as a director of our company. There are no family relationships among Mr. Boury and any other director or executive officer of our company. Our company does not currently have any plans to appoint Mr. Boury to any committee of our company in the foreseeable future.

Mr. Boury has been employed in various capacities with Anadarko Canada Corporation, a private oil and gas company, from November 1998 to August 2004 where he most recently acted as Project Manager, Reservoir Engineering, from October 2001 to August 2004. Other responsibilities included: Project Manager, Evaluations Engineering, from February 2001 to October 2001; Manager of Acquisitions and Divestitures from February 1999 to February 2001; and Senior Engineer, Acquisitions and Divestitures from November 1998 to February 1999. Mr. Boury holds a Bachelor of Science in electrical engineering from the University of Calgary, class of 1981, and is a member of the APEGGA (Association of Professional Engineers, Geologists and Geophysicists of Alberta).

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to a proposed private placement is attached to this current report on Form 8-K as exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

Copies of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

99.1	Share Purchase Agreement dated November 16, 2005, among our company, Raymond Li, Simon Au and Patrick Fung.
99.2	Assignment Agreement dated November 18, 2005, between our company and Heartland Oil and Gas Ltd.
99.3	News Release dated November 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

By: /s/ Thornton Donaldson

Name: Thornton Donaldson

Title: President, Secretary, Treasurer and Director

Dated: November 21, 2005